         EXHIBIT 1 - AGREEMENT TO FILE JOINT STATEMENT ON SCHEDULE 13D

     AGREEMENT, this 12th day of June, 2000, by and among Euro-America-II, L.P. ("Euro-America"), a Delaware Limited Partnership and Frederick R. Adler ("Mr. Adler") on behalf of himself and as General Partner of the Partnership that serves as a Member of the General Partner of Euro-America.

     WHEREAS, the Class A Common Stock has been registered by Cambio, Inc., formerly Meadowbrook Rehabilitation Group, Inc., under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act");

     WHEREAS, pursuant to Rule 12d-3 under the Act, any person who holds more than five percent (5%) of such a class of registered equity securities is permitted to file with the Securities and Exchange Commission a statement on
Schedule 13D in certain circumstances; and

     WHEREAS, Rule 13d-1 (f) under the law provides that whenever two or more persons are permitted to file a statement on Schedule 13D with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     EURO-AMERICA AND MR. ADLER hereby agree, in accordance with Rule 13d-1 (f) under the Act, to file the statement on Schedule 13D (the "Statement") with respect to the Class A Common Stock beneficially owned or that may be deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

     EURO-AMERICA AND MR. ADLER hereby agree that this Statement shall be fled on behalf of each of them and that a copy of this Agreement shall be filed as an Exhibit thereto in accordance with Rule 13d-(f)(iii) under the Act.

     This Agreement and the filing of the Statement shall not be construed to be an admission that any of Euro-America and Mr. Adler are members of a "group" pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder consisting of one or more such persons.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first written above.

                                           /s/ Frederick R. Adler
                                           -----------------------------------
                                           Frederick R. Adler, in his individual
                                           capacity,  and in his  capacity  as a
                                           General  Partner  of a Member  of the
                                           Limited Liability  Company,  which is
                                           the General  Partner of Euro-America-
                                           II, L.P.